UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report: September 12, 2007

a21, Inc.

(Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)
7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)		32256 (Zip Code)

Registrant’s telephone number, including areas code:  (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 12, 2007, a21, Inc. (the “Company”) consolidated the support positions at ArtSelect, Inc., its wholly owned subsidiary, from Fairfield, Iowa, into the Company’s Jacksonville, Florida, headquarters. In addition, SuperStock, Inc., another wholly owned subsidiary of the Company, was reorganized to support the Company’s growth initiatives.  These changes are expected to improve operational efficiency, strengthen and streamline the organization, and better leverage the Company’s resources through a tighter integration of the operating units.  This reorganization is expected to result in the layoff of a net aggregate of approximately 20 employees.

Item 9.01.  Financial Statements and Exhibits.
Exhibit	Description
99.1	Press release dated September 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC. By:	/s/ John Z. Ferguson
John Z. Ferguson Chief Executive Officer

Dated: September 14, 2007

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated September 12, 2007